EXHIBIT B
REPLIMUNE, INC.
CONSULTING AGREEMENT
This CONSULTING AGREEMENT (this “Agreement”) is dated as of May 18, 2023, by and between Replimune, Inc. (the “Company”) and Jean Franchi (the “Consultant,” together with the Company, the “Parties” and each, a “Party”). This Agreement will be effective on June 3, 2023. For the avoidance of doubt, if the Consultant does not execute or revokes the Separation Agreement and Release, dated of May 18, 2023, between the Company and the Consultant (the “Separation Agreement”), this Agreement shall not become effective, the Term (as defined in Section 3(a) below) of this Agreement shall not commence and this Agreement shall automatically terminate and become null and void ab initio.
1.Consulting Services.
(a)Subject to and upon the terms and conditions set forth in this Agreement, effective on June 3, 2023 (the “Start Date”), the Company hereby retains the Consultant, and the Consultant hereby agrees to be retained by the Company, to provide consulting services including transition support, completion of year-end and quarter-end requirements, completion of special projects and such other services as shall be determined and reasonably requested from time to time by the Chief Executive Officer, Executive Chairman, or Chief Financial Officer of the Company (the “Services”).
(b)The amount of time that Consultant shall devote to the performance of the Services pursuant to this Agreement shall be: (i) with respect to the period beginning on the Start Date and ending on June 30, 2023, three days per week; (ii) with respect to the period beginning on July 1, 2023 and ending on September 30, 2023, two days per week; and (iii) with respect to the period beginning on October 1, 2023, and ending on December 31, 2023, one day per week.
(c)The Consultant shall provide the Services under this Agreement at such times and locations as are mutually agreed upon by the Consultant and the Company. In rendering the Services under this Agreement, the Consultant shall act solely as an independent contractor, the Consultant will not eligible for any employee benefit plans or programs maintained by the Company, and this Agreement shall not be construed to create any employee/employer relationship between the Consultant and the Company.
(d)During the Term of this Agreement, and except to the extent otherwise agreed upon in writing by the Consultant and the Company, the Consultant will keep separate and not co-mingle (i) her Services for the Company, and (ii) any contact information obtained during her consulting relationship with the Company, with those provided, or pursuant, to any other consulting arrangements.
(e)It is understood and agreed that, subject to Section 11 of that certain Separation Agreement, the Consultant may be involved in any capacity in other businesses, endeavors and undertakings. The Consultant agrees that her continuing obligations under Section 11 of the Separation Agreement shall remain in full force and effect during the Term of this Agreement and are hereby incorporated by reference, provided, that, solely for purposes of this Section 1(e), the terms of the Separation Agreement are hereby modified such that reference therein to the term of the Consultant’s employment with the Company and termination thereof shall include reference to the Consultant’s consultancy pursuant to this Agreement and the termination thereof such that, for example, the non-solicitation covenants set forth in the Employment Agreement and incorporated into the Separation Agreement and the non-competition covenants set forth in the Separation Agreement shall continue during the Term of this Agreement and for the one-year period thereafter. As consideration for the payments and continued vesting of the Options and RSUs (as each defined in Section 2(c) below), if applicable, the Consultant agrees to continue to abide by the terms of the Separation Agreement as modified pursuant to the foregoing provisions of this Section 1(e).
2.Compensation and Equity Awards.
(a)Consulting Fees.
(i)Subject to, and in accordance with, the terms and conditions set forth in this Agreement, during the Term, the Consultant will be eligible for a consulting fee in an amount equal to $1,950 for each day the Consultant has set aside for the performance of services as required by Section 1(b) above. For the avoidance of doubt, nothing in this Agreement shall entitle the Consultant to the consulting fee after the end of the Term.
(ii)Consulting fees shall be paid in monthly installments within 30 days following the Consultant’s submission to the Company of a monthly invoice. The Company will not withhold any income or other employment taxes from the payments due to the Consultant under this Agreement. The Consultant hereby agrees that she will timely pay all taxes and fees upon the income paid by the Company hereunder, and will indemnify and hold the Company harmless against the claims of any governmental taxing authority made in connection with the revenue derived by the Consultant under this Agreement.
(b)The Company shall reimburse the Consultant for any actual out-of-pocket expenses incurred by the Consultant while rendering Services under this Agreement so long as such expenses are reasonable and necessary, and appropriately documented and approved per the Company’s standard practices. Without limiting the generality of the foregoing, any out-of-pocket travel expenses as well as any out-of-pocket expenses that, individually or in the aggregate, exceed $500.00, shall be reimbursed by the Company only if approved by the Company in advance of such out-of-pocket expenses being incurred by the Consultant.
(c)All of the Consultant’s stock options to purchase shares of Replimune Group, Inc.’s common stock (“Options”) and restricted stock units on Replimune Group, Inc.’s common stock (“RSUs”) that are unvested as of the Last Day of Employment (as defined in the Separation Agreement) will continue to vest in accordance with the terms of the governing plan and award agreements (“Award Agreements”), until the end of the Term (as defined in Section 3(b) below). The Parties to this Agreement expressly agree that, if there is a Change of Control (as defined in the Replimune Group, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”)) before the end of the Term of this Agreement, the Options and RSUs will be treated in accordance with the terms of the Plan and the Award Agreements.
(d)Except for the consulting fees described in Section 2(a), any expense reimbursement made in accordance with Section 2(b) hereof, and any Option and RSU vesting arrangement set forth in Section 2(c), the Company shall have no obligation to provide any compensation or benefits to the Consultant with respect to any Services rendered by the Consultant to the Company pursuant to this Agreement. The compensation and benefits set forth

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in this Section 2 are separate and apart from the severance benefits provided under the Separation Agreement.
3.Term; Termination.
(a)This Agreement shall take effect as of the Start Date and shall continue thereafter in full force and effect until December 31, 2023, unless terminated earlier in accordance with the provisions of Section 3(b) hereof (the “Term”). The Consultant shall begin providing the Services to the Company on the Start Date.
(b)Upon a determination by the Company that the Consultant has breached this Agreement or the Separation Agreement or otherwise engaged in any willful misconduct that has the effect, or potential effect, of causing harm to the Company (monetarily, reputationally or otherwise), the Company may terminate this Agreement, upon 30 days’ prior written notice to the Consultant and the provision to the Consultant of an opportunity to cure within such 30-day period. Upon a determination that the Company has breached this Agreement or the Separation Agreement or otherwise engaged in willful misconduct that has the effect, or potential effect, of causing harm to the Consultant (monetarily, reputationally or otherwise), the Consultant may terminate this Agreement upon 30 days’ prior written notice to the Company and the provision to the Company of an opportunity to cure within such 30-day period. The Parties may also terminate this Agreement by mutual agreement. This Agreement and the Services provided by the Consultant hereunder shall terminate immediately upon the Consultant’s death. Upon termination of this Agreement and the Services for any reason, the Company is only obligated to pay the Consultant any amounts owed for the Services performed through the date of termination. The provisions of Sections 1(e), 3(c), 4, 5, 6 and 7 of this Agreement and the entirety of the Separation Agreement, with Section 11 of that Agreement modified by the provisions of Section 1(e) herein, shall survive the termination of this Agreement.
(c)Upon expiration or termination of this Agreement, the Consultant agrees that she will not represent herself to third parties as continuing to have ongoing obligations to and with the Company, and will not hold herself out as having a role with the Company, nor have any authority to speak or act for or on behalf of the Company.
4.No Conflicting Obligation. The Consultant hereby represents that she is free to enter into this Agreement and that her performance of all of the terms of this Agreement and of all of her duties as a consultant to the Company do not and will not breach (i) any agreement to keep in confidence information acquired by the Consultant in confidence or in trust, (ii) any agreement to assign to any third party inventions made by the Consultant, or (iii) any agreement not to compete against the business of any third party. Consultant further represents that she has not made and will not make any agreements in conflict with this Agreement.
5.No Use of Name, Etc.
(a)Without the prior written consent of the Company, the Consultant shall not at any time use, for herself or on behalf of any other person, any name that is identical or similar to or likely to be confused with the name of the Company or any of Affiliate of the Company (as defined in Section 7(c) below) or any product or service produced or provided by the Company or any Affiliate of the Company.
(b)The Consultant shall not hold herself out as currently representing the Company without the prior written consent of the Company, unless it is within the scope of the Services

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being provided for the Company. Matters and inquiries outside the scope of the Services and relating to the Company should be directed to the Chief Executive Officer of the Company.
(c)Nothing in this Agreement restricts or prohibits the Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. The Consultant does not need the prior authorization of the Company to engage in conduct protected by this Section, and the Consultant does not need to notify the Company that she has engaged in such conduct. The Consultant should take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
6.Return of Property. The Consultant agrees to promptly return to the Company after the end of the Term or sooner if requested by Company all of its property, including, but not limited to, computers, files, and documents, including any correspondence or other materials containing trade secrets of the Company, identification cards, credit cards, keys, equipment, software and data, however stored other an as required to perform the consultancy services, as agreed with the Company. To the extent the Consultant has any Company information or material stored on any PDA, personal computer, personal email, hard drive, thumb drive, cloud or other electronic storage device, the Consultant agrees to cooperate with the Company in permanently deleting such information from such devices, subject to any Company litigation preservation directive then in effect.
7.Miscellaneous.
(a)This Agreement represents the entire Agreement of the parties with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.
(b)No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.
(c)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Company to any Affiliate of the Company (as long as the Company remains secondarily liable for any payments or obligations hereunder) and to a successor of its business to which this Agreement relates (whether by purchase or otherwise). “Affiliate of the Company” means any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Company and, for the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or

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indirectly, of the power to direct or cause the direction of the management and policies of another whether through the ownership of voting securities or holding of office in another, by contract or otherwise. The Consultant may not assign or transfer any or all of her rights or obligations under this Agreement; provided, that, any amounts due under this Agreement upon or following the Consultant’s death shall be paid to Consultant’s estate or beneficiaries, as applicable.
(d)Unless otherwise provided herein, any notice, report, payment or document to be given by one Party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) business days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one business day after it is deposited with such courier), or sent by email (such notice sent by email to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid) addressed to the Party at the address set forth on the signature page to this Agreement or to such other place as any Party may designate as to itself by written notice to the other Party. Either Party may change its address for notices by means of a notice delivered in accordance with this Section 7(d). Notwithstanding the foregoing, all such notices, reports, payments or documents provided by the Company to the Consultant shall be sent by email (in addition to any other form of delivery chosen by the Company) to the Consultant at his personal email address on file with the Company.
(e)This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts without reference to any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. Section headings of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.
(f)The parties agree that any breach or threatened breach of Sections 1(e), 4, 5, 6 or 7 of this Agreement by the Consultant may cause irreparable harm to the Company; and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of Sections 1(e), 4, 5, 6 or 7 of this Agreement by the Consultant, the Company shall, in addition to any other rights and remedies it may have, be entitled to seek an injunction, without the need to post bond.
(g)This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one agreement binding on each of the parties hereto notwithstanding that each such Party shall not have signed the same counterpart.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written, intending it to take effect as a sealed instrument.
REPLIMUNE, INC.
By: /s/ Philip Astley-Sparke
Name:    Philip Astley-Sparke
Title:    CEO
Address: 500 Unicorn Park, Woburn MA 01801
Email:
CONSULTANT
By: /s/ Jean Franchi
Jean Franchi

Address:

Email: ________________________________

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